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                                                                     EXHIBIT 2.1


                            REINCORPORATION AGREEMENT
                                     BETWEEN
                               F.S. ALABAMA CORP.
                                       AND
                         FIRST SOUTHERN BANCSHARES, INC.

      This Reincorporation Agreement (this "Agreement") is entered into this 10th day of September 2004, by and between F. S. Alabama Corp., an Alabama corporation (the "Surviving Corporation"), and First Southern Bancshares, Inc., a Delaware corporation ("First Southern"). The Surviving Corporation and First Southern Bancshares, Inc. are sometimes referred to jointly as the "Constituent Corporations."

                                    RECITALS
                                    --------

      A. Each of the Constituent Corporations is a corporation organized and existing under the laws of its respective state of incorporation as indicated in the first paragraph of this Agreement.

      B. The directors of each of the Constituent Corporations have deemed it advisable for the mutual benefit of the Constituent Corporations and their respective shareholders that First Southern be merged into the Surviving Corporation pursuant to the provisions of the Alabama Business Corporation Act and the Delaware General Corporation Law (the "Merger").

                                    AGREEMENT
                                    ---------

      NOW, THEREFORE, in accordance with the laws of the states of Alabama and Delaware, the Constituent Corporations agree that, subject to the following terms and conditions, (i) First Southern shall be merged into the Surviving Corporation, (ii) the Surviving Corporation shall continue to be governed by the laws of the State of Alabama, and (iii) the terms of the Merger, and the mode of carrying them into effect, shall be as follows:

      1.    ARTICLES OF SURVIVING CORPORATION; NAME OF SURVIVING CORPORATION

      The Articles of Incorporation of the Surviving Corporation as in effect prior to the Effective Time of the Merger, the form of which are attached hereto as Exhibit A, shall constitute the "Articles of Incorporation" of the Surviving
   ---------
Corporation, except that from and after the Effective Time, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows:

      "The name of the Corporation is First Southern Bancshares, Inc."




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      2.    APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

      Pursuant to Section 252(d) of the Delaware General Corporation Law, the Surviving Corporation irrevocably appoints the Delaware Secretary of State to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of any Constituent Corporation as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger. The Delaware Secretary of State shall mail a copy of such process to First Southern Bancshares, Inc., 102 South Court Street, Florence, Alabama 35630.

      3. CONVERSION OF SHARES, OPTIONS AND WARRANTS

            3.1. FIRST SOUTHERN SHARES. At the Effective Time of the Merger, each outstanding share of the common stock of First Southern shall automatically convert to one share of common stock of the Surviving Corporation.

            3.2.  EXCHANGE OF CERTIFICATES.

            (a) After the Effective Time of the Merger, each holder of an outstanding certificate representing shares of common stock of First Southern upon receipt of a transmittal letter from the Surviving Corporation, surrender the same for cancellation to Registrar and Transfer Company (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation, into which surrender shares were converted, as herein provided. Until so surrendered, each outstanding certificate representing shares of First Southern shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's common stock into which such shares of common stock were converted in the Merger.

            (b) The registered owner on the books and records of the Surviving Corporation of any outstanding certificate shall, until such certificate shall have been surrender for transfer or conversion or otherwise accounted for to the Surviving Corporation, have and be entitled to exercise any voting or other rights with respect to an receive dividends and other distributions, if any, upon the shares of common stock of the Surviving Corporation represented by such outstanding certificate.

            (c) Each certificate representing common stock of the Surviving Corporation issued in the Merger shall bear the following restrictive legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH NOR APPROVED OR DISAPPROVED



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                  BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY
                  ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE AND SUCH REGISTRATION IS NOT CONTEMPLATED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED IN WHOLE OR ON PART IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT EXEMPTION FROM REGISTRATION IS AVAILABLE.

            3.3. SURVIVING CORPORATION SHARES. At the Effective Time of the Merger, each outstanding share of the common stock of the Surviving Corporation shall be automatically canceled and returned to the status of authorized but unissued shares.

            3.4. FIRST SOUTHERN OPTIONS AND WARRANTS. At the Effective
Time of the Merger, each outstanding option and warrant to acquire shares of the common stock of First Southern shall automatically convert into an option or warrant to acquire shares of common stock of the Surviving Corporation on a one-for-one basis and without any change in their respective terms and conditions.

      4. BYLAWS

      The Bylaws of the Surviving Corporation, the form of which are attached hereto as Exhibit B, shall be the governing Bylaws of the Surviving Corporation from and after the Effective Time of the Merger.

      5. EFFECT OF THE MERGER

      The effect of the Merger shall be as provided by the applicable provisions of the laws of Alabama and Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger: the separate existence of First Southern shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of the Constituent Corporations; all obligations belonging to or due either of the Constituent Corporations shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein shall not revert or in any way be impaired by reason of the Merger; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of the Constituent Corporations and any claim existing, or action or proceeding pending, by or against either of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place. If at any time after the Effective Time of the Merger the Surviving Corporation shall consider it to be advisable that any further



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conveyances, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of the Constituent Corporations or otherwise to carry out the provisions of this Agreement, the proper directors and officers of the Constituent Corporation last in office shall execute and deliver, upon the Surviving Corporation's request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things necessary or proper to vest, perfect or confirm title to such property, rights, privileges, powers and title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

      6. EFFECTIVE TIME OF THE MERGER

      As used in this Agreement, the "Effective Time of the Merger" shall mean the time at which executed counterparts of this Agreement or conformed copies thereof, together with duly executed Certificates or Articles of Merger have been duly filed by the Constituent Corporations in the office of the Alabama Secretary of State pursuant to Section 16-28-11.05 of the Alabama Business Corporation Act and the Office of the Delaware Secretary of State pursuant to
Section 252 of the Delaware General Corporation Law or at such time thereafter as is provided in such Certificates or Articles of Merger.

      7. TERMINATION

      This Agreement may be terminated and the Merger abandoned by mutual consent of the directors of the Constituent Corporations at any time before the Effective Time of the Merger.

      8. NO THIRD-PARTY BENEFICIARIES

      Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the Constituent Corporations and their respective shareholders, any rights or remedies under or by reason of this Agreement.

                                      * * *

                            [Signature page follows]






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      IN WITNESS WHEREOF, the parties hereto have caused this Reincorporation
Agreement to be executed as of the date first above written.

                               F.S. ALABAMA CORP.
                               (In organization)



                               By:  /s/B. Jack Johnson
                                    ------------------
                                    B. Jack Johnson
                                    President and Chief Executive Officer



ATTEST:  /s/Jenny Mitchell
         -----------------
         Jenny Mitchell
         Corporate Secretary


                               FIRST SOUTHERN BANCSHARES, INC.



                               By: /s/B. Jack Johnson
                                   ------------------
                                   B. Jack Johnson
                                   President and Chief Executive Officer


ATTEST:     /s/Jenny Mitchell
            -----------------
            Jenny Mitchell
            Corporate Secretary




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